THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


                         SUPPLEMENT DATED JULY 20, 1998


                                       TO

                             EQUI-VEST(R) PROSPECTUS

                                DATED MAY 1, 1998

                               ROTH ADVANTAGE(SM)


This Supplement modifies certain information contained in the prospectus dated May 1, 1998 ("Prospectus") as it relates to EQUI-VEST Roth Advantage Contracts (Series 500) offered by Equitable Life. Capitalized terms have the same meaning as in the Prospectus.


EQUI-VEST ROTH ADVANTAGE CONTRACT (ROTH ADVANTAGE)

EQUI-VEST Roth Advantage is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth Advantage cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.


EQUI-VEST Roth Advantage is offered on the same basis and under the same terms and conditions described in the Prospectus as applicable to the EQUI-VEST Roth IRA (Series 300 and 400), except that for EQUI-VEST Roth Advantage, the daily charge applied to the investment funds, the circumstances under which the Contingent Withdrawal Charge is waived or modified, and interest credited in the Guaranteed Interest Account, are different. You may purchase an EQUI-VEST Roth Advantage Contract or an EQUI-VEST Roth IRA Contract, as you decide. The EQUI-VEST Roth IRA has lower total Separate Account annual expenses than the EQUI-VEST Roth Advantage, but the EQUI-VEST Roth Advantage has a greater number of exemptions to the contingent withdrawal charge. Also, except for the minimum Contract guaranteed rate, for Roth Advantage Contracts, the interest credited under the Guaranteed Interest Account generally will be .10% lower than the rate applicable under other EQUI-VEST IRA and Roth IRA Contracts. You may consult with your Equitable Life Representative for assistance in considering which form of IRA Contract is most suitable for you. The charges and exceptions to the contingent withdrawal charge applicable to EQUI-VEST Roth Advantage are as follows:


THE FOLLOWING TABLE AND EXAMPLES APPLICABLE TO THE EQUI-VEST ROTH ADVANTAGE CONTRACT ARE ADDED AFTER "EQUI-VEST: SERIES 300 AND 400 - ACCUMULATION UNIT VALUES" ON PAGE 23 OF THE PROSPECTUS.

TABLE 4: EQUI-VEST SERIES 500

Description of Expenses

CONTRACT OWNER TRANSACTION EXPENSES
    SALES LOAD ON PURCHASES ....................................................    NONE
    MAXIMUM CONTINGENT WITHDRAWAL CHARGE (1) ...................................    6%
    MAXIMUM/CURRENT ANNUAL ADMINISTRATIVE CHARGE (2) ...........................    $65/30
    MAXIMUM/CURRENT THIRD PARTY TRANSFER OR EXCHANGE FEE (3) ...................    $65/25 PER OCCURRENCE

SEPARATE ACCOUNT ANNUAL EXPENSES

    Mortality and Expense Risk Fees (including Death Benefit Charges)...........     1.20%
    Other Expenses .............................................................      .25%
                                                                                     =====
       Total Separate Account Annual Expenses (4)...............................     1.45%
                                                                                     =====

                                       1

------------------------------------------------------------------------------------------------------------------------------------
                                                           ALLIANCE
                                              ALLIANCE   INTERMEDIATE    ALLIANCE                 ALLIANCE    ALLIANCE   ALLIANCE
                                               MONEY      GOVERNMENT     QUALITY      ALLIANCE     GROWTH      EQUITY     COMMON
                                               MARKET     SECURITIES       BOND      HIGH YIELD   & INCOME     INDEX      STOCK
                                            ----------------------------------------------------------------------------------------
HRT ANNUAL EXPENSES
      Investment Advisory Fees                 .35%         .50%          .53%         .60%          .55%      .32%       .37%
      Other Expenses                           .04%         .06%          .05%         .04%          .04%      .04%       .03%
-----------------------------------------------------------------------------------------------------------------------------------
         Total HRT Annual Expenses (5)(6)      .39%         .56%          .58%         .64%          .59%      .36%       .40%

------------------------------------------------------------------------------------------------------------------------------------
                                                                       ALLIANCE     ALLIANCE    ALLIANCE                  ALLIANCE
                                             ALLIANCE    ALLIANCE     AGGRESSIVE   SMALL CAP  CONSERVATIVE   ALLIANCE      GROWTH
                                              GLOBAL   INTERNATIONAL    STOCK        GROWTH    INVESTORS     BALANCED    INVESTORS
                                            ----------------------------------------------------------------------------------------
HRT ANNUAL EXPENSES
      Investment Advisory Fees                .65%          .90%          .54%          .90%        .48%           .42%      .52%
      Other Expenses                          .08%          .18%          .03%          .05%        .07%           .05%      .05%
------------------------------------------------------------------------------------------------------------------------------------
         Total HRT Annual Expenses (5)(6)     .73%         1.08%          .57%          .95%        .55%           .47%      .57%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                    EQ/PUTNAM
                                             T. ROWE PRICE       T. ROWE PRICE       GROWTH &      EQ/ PUTNAM
                                          INTERNATIONAL STOCK    EQUITY INCOME     INCOME VALUE      BALANCED      MFS RESEARCH
                                               PORTFOLIO           PORTFOLIO        PORTFOLIO       PORTFOLIO        PORTFOLIO
                                        --------------------------------------------------------------------------------------------
EQAT Annual Expenses
   Investment Management and
      Advisory Fee                               .75%                .55%              .55%           .55%            .55%
      Rule 12b-1 Fee(7)                          .25%                .25%              .25%           .25%            .25%
      Other Expenses                             .20%                .05%              .05%           .10%            .05%
------------------------------------------------------------------------------------------------------------------------------------
         Total EQAT Annual Expenses (8)         1.20%                .85%              .85%           .90%            .85%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               MORGAN STANLEY
                                           MFS EMERGING           EMERGING      WARBURG PINCUS    MERRILL LYNCH   MERRILL LYNCH
                                            GROWTH COM-        MARKETS EQUITY    SMALL COMPANY   WORLD STRATEGY     BASIC VALUE
                                          PANIES PORTFOLIO       PORTFOLIO      VALUE PORTFOLIO     PORTFOLIO     EQUITY PORTFOLIO
                                        --------------------------------------------------------------------------------------------
EQAT Annual Expenses
   Investment Management and
      Advisory Fee                             .55%                1.15%             .65%             .70%             .55%
      Rule 12b-1 Fee(7)                        .25%                 .25%             .25%             .25%             .25%
      Other Expenses                           .05%                 .35%             .10%             .25%             .05%
------------------------------------------------------------------------------------------------------------------------------------
         Total EQAT Annual Expenses (8)        .85%                1.75%            1.00%            1.20%             .85%
------------------------------------------------------------------------------------------------------------------------------------

-------------------
Notes:


(1) The contingent withdrawal charge is a percentage of specified contributions. See "Contingent Withdrawal Charge" in Part 7. As discussed in the Prospectus and as set forth elsewhere in this Supplement, important exceptions and limitations may eliminate or reduce the contingent withdrawal charge.


(2) The Annual Administrative Charge is the lesser of $30 or 2% of the Annuity Account Value (adjusted to include any withdrawals made during that year) during the first two Contract Years; and $30 for each Contract Year thereafter. See "Annual Administrative Charge" in Part 7. We reserve the right to increase this fee in the future if our administrative costs increase, but such fee may not exceed an annual maximum of $65, subject to applicable law.

(3) There is a Third Party Transfer or Exchange Fee of $25 per occurrence. We reserve the right to increase this fee in the future, but such fee may not exceed a maximum of $65 per occurrence, subject to applicable law.

(4) The total charge for Separate Account annual expenses is subject to change, but may not exceed 2.00%. See "Charges to Investment Funds" in the addition to Part 7 of the Prospectus set forth below in this Supplement.

(5) Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P., HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information.

     The tables above reflecting HRT's expenses are based on average portfolio net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current advisory agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997.

(6) The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the HRT. The maximum investment advisory fee, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual ex-penses. HRT's expenses are shown as a percentage of each Portfolio's average portfolio net assets. See "Charges to Portfolios" in Part 7.

(7) The Class IB shares of EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that EQAT, on behalf of each Portfolio, may charge annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Contracts.

(8) All EQAT Portfolios commenced operations on May 1, 1997 except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997.

     The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses; however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: 0.60% for Merrill Lynch Basic Value Equity, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.75% for Warburg Pincus Small Company Value; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

     Absent the expense limitation, "Other Expenses" for 1997 on an annualized basis for each of the Portfolios would have been as follows: 0.80% for Warburg Pincus Small Company Value; 0.94% for T. Rowe Price Equity Income; 0.95% for EQ/Putnam Growth & Income Value; 0.98% for MFS Research; 1.02% for MFS Emerging Growth Companies; 1.09% for Merrill Lynch Basic Value Equity; 1.21% for Morgan Stanley Emerging Markets Equity; 1.56% for T. Rowe Price International Stock; 1.75% for EQ/Putnam Balanced; and 2.10% for Merrill Lynch World Strategy.

     Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided, that among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the EQAT prospectus for more information.


EXAMPLES: EQUI-VEST SERIES 500

For the Series 500 Roth Advantage Contract, the examples which follow show the expenses that a hypothetical Contract Owner would pay in the surrender and nonsurrender situations noted below, assuming a single contribution of $1,000 on the Contract Date invested in one of the Investment Funds listed, a 5% annual return on assets and no waiver of the contingent withdrawal charge.(1) For purposes of these examples, the annual administrative charge is computed by reference to the actual aggregate annual administrative charges as a percentage of the total average net assets held under all EQUI-VEST Contracts.


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSE WOULD BE:

-------------------------------------------------------------------------------------------------------------
                            INVESTMENT FUND                                   1 YEAR                 3 YEARS
                            ---------------                    ----------------------------------------------
Alliance Money Market                                                         $75.63                 $120.87
Alliance Intermediate Government Securities                                    77.32                  125.96
Alliance Quality Bond                                                          77.52                  126.55
Alliance High Yield                                                            78.12                  128.34
Alliance Growth & Income                                                       77.62                  126.85
Alliance Equity Index                                                          75.34                  119.97
Alliance Common Stock                                                          75.73                  121.17
Alliance Global                                                                79.01                  131.03
Alliance International                                                         82.48                  141.41
Alliance Small Cap Growth                                                      81.19                  137.56
Alliance Aggressive Stock                                                      77.42                  126.25
Alliance Conservative Investors                                                77.22                  125.66
Alliance Balanced                                                              76.43                  123.26
Alliance Growth Investors                                                      77.42                  126.25
T. Rowe Price International Stock Portfolio                                    83.67                  144.95
T. Rowe Price Equity Income Portfolio                                          80.20                  134.59
EQ/Putnam Growth & Income Value Portfolio                                      80.20                  134.59
EQ/Putnam Balanced Portfolio                                                   80.70                  136.08
                                                                                         This Table continues on next page.

MFS Research Portfolio                                                         80.20                  134.59
MFS Emerging Growth Companies Portfolio                                        80.20                  134.59
Morgan Stanley Emerging Markets Equity Portfolio                               89.13                  161.07
Warburg Pincus Small Company Value Portfolio                                   81.69                  139.04
Merrill Lynch World Strategy Portfolio                                         83.67                  144.95
Merrill Lynch Basic Value Equity Portfolio                                     80.20                  134.59

------------------------------------------------------------------------------------------------------------------------------------


IF YOU DO NOT  SURRENDER  YOUR  CONTRACT  AT THE END OF EACH PERIOD  SHOWN,  THE
EXPENSE WOULD BE:

-----------------------------------------------------------------------------------------------------------------------------
                            INVESTMENT FUND                                   1 YEAR                  3 YEARS
                            ---------------                    --------------------------------------------------------------
Alliance Money Market                                                         $20.01                 $  61.86
Alliance Intermediate Government Securities                                    21.80                    67.26
Alliance Quality Bond                                                          22.01                    67.89
Alliance High Yield                                                            22.64                    69.79
Alliance Growth & Income                                                       22.11                    68.21
Alliance Equity Index                                                          19.70                    60.91
Alliance Common Stock                                                          20.12                    62.18
Alliance Global                                                                23.58                    72.63
Alliance International                                                         27.25                    83.64
Alliance Small Cap Growth                                                      25.89                    79.56
Alliance Aggressive Stock                                                      21.90                    67.57
Alliance Conservative Investors                                                21.69                    66.94
Alliance Balanced                                                              20.85                    64.40
Alliance Growth Investors                                                      21.90                    67.57
T. Rowe Price International Stock Portfolio                                    28.51                    87.39
T. Rowe Price Equity Income Portfolio                                          24.84                    76.41
EQ/Putnam Growth & Income Value Portfolio                                      24.84                    76.41
EQ/Putnam Balanced Portfolio                                                   25.37                    77.99
MFS Research Portfolio                                                         24.84                    76.41
MFS Emerging Growth Companies Portfolio                                        24.84                    76.41
Morgan Stanley Emerging Markets Equity Portfolio                               34.29                   104.48
Warburg Pincus Small Company Value Portfolio                                   26.42                    81.13
Merrill Lynch World Strategy Portfolio                                         28.51                    87.39
Merrill Lynch Basic Value Equity Portfolio                                     24.84                    76.41
----------------------------------------------------------------------------------------------------------------------------

(1) The amount accumulated, based on the assumptions, could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial annuity payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Distribution Options" in Part 6. In some cases, charges for state premium or other taxes will be deducted from the amount applied, if applicable.

Accumulation Unit Values

No Accumulation Unit Values for any of the Investment Funds offered under the Series 500 Roth Advantage Contract are included herein, as the Contracts were not offered prior to the date of this Supplement.

The following Investment Fund performance information relates to the Roth Advantage and is separate from the Investment Fund performance data shown under "Part 8. Investment Performance" beginning on page 80 of the Prospectus.


INVESTMENT FUND PERFORMANCE - ROTH ADVANTAGE

In order to help show how the performance of Investment Funds affects Annuity Account Values, the following tables provide a historical view of investment performance for each of the Funds included. The performance shown has been calculated under two methods, as explained under "How Performance Data Are Presented" below. The information presented includes performance results along with data representing unmanaged market indices and similarly managed funds.


Except as noted below, performance data for the Investment Funds reflect (i) the actual historical investment results of the corresponding Portfolios of HRT or EQAT from the date of inception of those Portfolios or certain predecessor Portfolios or accounts, and (ii) the actual investment advisory fee, Rule 12b-1 fee, if any, and direct operating expenses of the relevant Portfolios. In addition, for all periods, the performance data reflects the Separate Account asset charges assessed under the Roth Advantage Contract, as if it had been available during the periods shown.


Performance for the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock Funds for the period before those Funds were operated as a unit investment trust has been adjusted to reflect the investment advisory fee and expense structure that became applicable to the unit investment trust. See "The Reorganization" in the SAI for additional information.

Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and Accumulation Units may be worth more or less than the original cost when redeemed. The results shown are not an estimate or guarantee of future investment performance.

HOW PERFORMANCE DATA ARE PRESENTED

Tables 1 and 2 compare annualized rates of return for each Investment Fund along with appropriate benchmarks. Table 3 shows the year-by-year rates of return for each Investment Fund. These performance results are based on the change in the Accumulation Unit value for each Investment Fund for the periods shown.

Investment results in Tables 1, 2, and 3 are net of all charges and expenses assessed against the Investment Funds (including fees and expenses of the Trusts) but exclude the annual administrative charge and any withdrawal charges which would also reduce the actual return. Tables 4 and 5 show performance results after giving effect to all charges and expenses including the annual administrative charge and the contingent withdrawal charge. Since charges under the Contracts may vary, we have assumed, for each charge, the highest that might apply.

Certain of the Investment Funds began operations on a date after the inception date of the corresponding Portfolio. When we advertise the performance of an Investment Fund we will separately set forth the performance of that Fund since its inception date, to the extent required by regulatory authorities.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees typically associated with a managed portfolio. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio manager is likely to make selections.

INCEPTION DATES AND COMPARATIVE BENCHMARKS

ALLIANCE MONEY MARKET: May 11, 1982; Salomon Brothers Three-Month T-Bill Index (3-Month T-Bill).

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index (Lehman Intermediate Government).

ALLIANCE QUALITY BOND: October 1, 1993; Lehman Aggregate Bond Index (Lehman Aggregate).

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index (Master High Yield).

ALLIANCE GROWTH & INCOME:  October 1, 1993; 75% Standard & Poor's 500 Index (S&P
500) and 25% Value Line Convertibles Index (75% S&P 500/25% Value Line Conv.).

ALLIANCE EQUITY INDEX: March 1, 1994; Standard & Poor's 500 Index (S&P 500).

ALLIANCE COMMON STOCK: August 1, 1968; Standard & Poor's 500 Index (S&P 500).

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index (MSCI World).

ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE).

ALLIANCE AGGRESSIVE STOCK: May 1, 1984; 50% Russell 2000 Small Stock Index and 50% S&P MidCap Total Return (50% Russell 2000/50% S&P MidCap).

ALLIANCE SMALL CAP GROWTH:  May 1, 1997; Russell 2000 Growth Index (Russell 2000
Gr).

ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% S&P 500 Index (70% Lehman Treas./30% S&P 500).

ALLIANCE BALANCED: May 1, 1984; 50% S&P 500 and 50% Lehman Government/Corporate Bond Index (50% S&P 500/50% Lehman Corp.).

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% S&P 500 Index (30% Lehman Treas./70% S&P 500).

T. ROWE PRICE INTERNATIONAL STOCK: May 1, 1997; Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE).

T. ROWE PRICE EQUITY INCOME: May 1, 1997; Standard & Poor's 500 Index (S&P 500).

EQ/PUTNAM GROWTH & INCOME VALUE:  May 1, 1997;  Standard & Poor's 500 Index (S&P
500).

EQ/PUTNAM BALANCED: May 1, 1997; 60% Standard & Poor's 500 Index and 40% Lehman Government/Corporate Bond Index (60% S&P500/40% Lehman Corp.)

MFS RESEARCH: May 1, 1997; Standard & Poor's 500 Index (S&P 500).

MFS EMERGING GROWTH COMPANIES: May 1, 1997; Russell 2000 Index (Russell 2000).

MORGAN STANLEY EMERGING MARKETS EQUITY: August 20, 1997; Morgan Stanley Capital International Emerging Markets Free Price Return Index (MSCI Emerging Markets).

WARBURG  PINCUS SMALL COMPANY  VALUE:  May 1, 1997;  Russell 2000 Index (Russell
2000).

MERRILL LYNCH WORLD STRATEGY: May 1, 1997; 36% S&P 500/24% MSCI EAFE/21% Salomon Brothers US Treasury Bond 1 Year+/14% Salomon Brothers World Government Bond Ex US/5% 3-Month U.S. T-bill-(Market Composite).

MERRILL LYNCH BASIC VALUE EQUITY: May 1, 1997;  Standard & Poor's 500 Index (S&P
500).

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity and variable life products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating and asset-based charges applicable under variable insurance policies or variable annuity contracts. Lipper data provide a more accurate picture than market indices of EQUI-VEST performance relative to other annuity products.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

                                    TABLE 1:
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:
--------------------------------------------------------------------------------

                                                                                                                   PORTFOLIO
                                                                                                          SINCE    INCEPTION
                                               1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                            -----------------------------------------------------------------------------------
FIXED-INCOME SERIES:

Domestic Fixed Income

ALLIANCE MONEY MARKET                          3.88%       3.96%       3.16%      4.26%         --        5.29%     5/11/82
   Lipper Money Market                         3.95        4.05        3.29       4.41          --        5.77
   3-Month T-Bill                              5.23        5.41        4.71       5.61          --        6.49
ALLIANCE INTERMEDIATE
   GOVERNMENT SECURITIES                       5.74        6.49        4.40         --          --        5.45       4/1/91
   Lipper U.S. Government                      7.60        8.03        5.65         --          --        6.95
   Lehman Intermediate Government              7.72        8.65        6.39         --          --        7.47
ALLIANCE QUALITY BOND                          7.56        8.80          --         --          --        4.26      10/1/93
   Lipper Corporate Bond A-Rated               8.04        8.77          --         --          --        4.60
   Lehman Aggregate                            9.65       10.42          --         --          --        6.51

Aggressive Fixed Income

ALLIANCE HIGH YIELD                           16.75       18.66       14.20      11.16          --       10.41       1/2/87
   Lipper High Yield                          12.87       14.23       10.68      10.33          --        9.46
   Master High Yield                          12.83       14.54       11.72      12.09          --       11.39

EQUITY SERIES:

Domestic Equity

T. ROWE PRICE EQUITY INCOME                      --          --          --         --          --       20.92+      5/1/97
   Lipper Equity Income                          --          --          --         --          --       20.91+
   S&P 500                                       --          --          --         --          --       22.55+
EQ/PUTNAM
GROWTH & INCOME VALUE                            --          --          --         --          --       15.07+      5/1/97
   Lipper Growth & Income                        --          --          --         --          --       20.28+
   S&P 500                                       --          --          --         --          --       22.55+
ALLIANCE GROWTH & INCOME                      24.92       21.81          --         --          --       14.23      10/1/93
   Lipper Growth                              25.47       25.18          --         --          --       17.47
   25% Value Line Conv./75% S&P 500           29.54       28.62          --         --          --       20.14
ALLIANCE EQUITY INDEX                         30.65       28.45          --         --          --       21.59       3/1/94
   Lipper S&P 500 Index Funds                 31.06       29.07          --         --          --       21.96
   S&P 500                                    33.36       31.15          --         --          --       23.84
MERRILL LYNCH
BASIC VALUE EQUITY                               --          --          --         --          --       15.86+      5/1/97
   Lipper Growth & Income                        --          --          --         --          --       20.28+
   S&P 500                                       --          --          --         --          --       22.55+

ALLIANCE COMMON STOCK                         27.33       26.72       19.27      16.38       16.04       11.44       8/1/68
   Lipper Growth                              24.35       24.72       16.01      15.40       15.20        N/A
   S&P 500                                    33.36       31.15       20.27      18.05       16.66       12.25
MFS RESEARCH                                     --          --          --         --          --       14.91+      5/1/97
   Lipper Growth                                 --          --          --         --          --       21.89+
   S&P 500                                       --          --          --         --          --       22.55+

International Equity

ALLIANCE GLOBAL                                9.93       13.28       14.44      12.08          --       10.08      8/27/87
   Lipper  Global                             12.99       14.18       13.94       7.21          --        3.84
   MSCI World                                 15.76       16.62       15.34      10.57          --        8.22
ALLIANCE INTERNATIONAL                        -4.46          --          --         --          --        4.62       4/3/95
   Lipper International                        5.47          --          --         --          --       11.42
   MSCI EAFE                                   1.78          --          --         --          --        6.15
T. ROWE PRICE
INTERNATIONAL STOCK                              --          --          --         --          --       -2.45+      5/1/97
   Lipper International                          --          --          --         --          --        3.41+
   MSCI EAFE                                     --          --          --         --          --        2.85+
MORGAN STANLEY EMERGING
   MARKETS EQUITY                                --          --          --         --          --       -20.59*    8/20/97
   Lipper Emerging Markets                       --          --          --         --          --        N/A
   MSCI Emerging Markets                         --          --          --         --          --       -21.43*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          This table continues on next page

+ Return for this Fund is unannualized and represents 8 months of performance.
* Return for this Fund is unannualized and represents 5 months of performance.

                                    TABLE 1:
                     ANNUALIZED RATES OF RETURN (CONTINUED):

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PORTFOLIO
                                                                                                          SINCE    INCEPTION
                                               1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                            -----------------------------------------------------------------------------------
EQUITY SERIES (CONTINUED):

Aggressive Equity

ALLIANCE AGGRESSIVE STOCK                      9.19%      19.48%      13.21%     17.24%         --       17.26%      5/1/84
   Lipper Mid-Cap Growth                      12.11       15.54        9.27      14.32          --       15.87
   50% Russell 2000/50% S&P Mid-Cap           27.31       24.88       17.11      17.74          --       16.11
WARBURG PINCUS
SMALL COMPANY VALUE                              --          --          --         --          --       17.95+      5/1/97
   Lipper Small-Cap                              --          --          --         --          --       26.66+
   Russell 2000 Growth                           --          --          --         --          --       28.68+
ALLIANCE SMALL CAP GROWTH                        --          --          --         --          --       25.46+      5/1/97
   Lipper Small-Cap                              --          --          --         --          --       26.66+
   Russell 2000 Growth                           --          --          --         --          --       27.66+
MFS EMERGING GROWTH
COMPANIES                                        --          --          --         --          --       21.22+      5/1/97
   Lipper Mid-Cap                                --          --          --         --          --       20.88+
   Russell 2000                                  --          --          --         --          --       28.68+

ASSET ALLOCATION SERIES:

ALLIANCE CONSERVATIVE INVESTORS               11.59       11.14        7.21         --          --        7.95      10/2/89
   Lipper Income                              15.51       15.54       11.61         --          --       10.57
   70% Lehman Treas./30% S&P 500              16.71       17.18       11.87         --          --       11.39
EQ/PUTNAM BALANCED                               --          --          --         --          --       13.35+      5/1/97
   Lipper Balanced                               --          --          --         --          --       14.79+
   40% Lehman Gov't./Corp./60% S&P 500           --          --          --         --          --       17.17+
ALLIANCE BALANCED                             13.31       13.74        8.10      10.65          --       10.29       5/1/84
   Lipper Flexible Portfolio                  18.23       17.09       11.52      11.93          --       10.94
   50% Lehman Gov't./Corp./70% S&P 500        21.56       21.68       14.63      21.19          --       14.84
ALLIANCE GROWTH INVESTORS                     15.08       16.73       11.51         --          --       14.05      10/2/89
   Lipper Flexible Portfolio                  18.23       17.09       11.52         --          --       11.10
   30% Lehman Gov't./Corp./70% S&P 500        26.28       25.64       17.02         --          --       14.48
MERRILL LYNCH WORLD STRATEGY                     --          --          --         --          --        3.69+      5/1/97
   Lipper Global Flexible Portfolio              --          --          --         --          --        8.52+
   Market Composite                              --          --          --         --          --       10.81+
-------------------------------------------------------------------------------------------------------------------------------

+ Return for this Fund is unannualized and represents 8 months of performance.
* Return for this Fund is unannualized and represents 5 months of performance.

                                    TABLE 2:
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PORTFOLIO
                                                                                                          SINCE    INCEPTION
                                               1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                            -----------------------------------------------------------------------------------
FIXED-INCOME SERIES:

Domestic Fixed Income

ALLIANCE MONEY MARKET                          3.88%      12.34%      16.84%       51.81%         --      124.04    5/11/82
   Lipper Money Market                         3.95       12.64       17.61        54.00          --      151.25
   3-Month T-Bill                              5.23       17.13       25.87        72.64          --      199.34


ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES    5.74       20.77       24.03          --           --       43.08     4/1/91
   Lipper U.S. Government                      7.60       26.12       31.70          --           --       57.40
   Lehman Intermediate Government              7.72       28.25       36.31          --           --       62.74

ALLIANCE QUALITY BOND                          7.56       28.79         --           --           --       19.41    10/1/93
   Lipper Corporate Bond A-Rated               8.04       28.70       34.61       108.54          --       21.09
   Lehman Aggregate                            9.65       34.63         --           --           --       30.78

Aggressive Fixed Income

ALLIANCE HIGH YIELD                           16.75       67.08       94.27       188.03          --      197.15    1/2/87
   Lipper High Yield                          12.87       49.17       66.26       169.15          --      173.12
   Master High Yield                          12.83       50.26       74.04       213.08          --      227.68

EQUITY SERIES:

Domestic Equity

T. ROWE PRICE EQUITY INCOME                     --          --          --           --           --       20.92    5/1/97
   Lipper Equity Income                         --          --          --           --           --       20.91
   S&P 500                                      --          --          --           --           --       22.55

EQ/PUTNAM
GROWTH & INCOME VALUE                           --          --          --           --           --       15.07    5/1/97
   Lipper Growth & Income                       --          --          --           --           --       28.28
   S&P 500                                      --          --          --           --           --       22.55

ALLIANCE GROWTH & INCOME                      24.92      80.76          --           --           --       76.03   10/1/93
   Lipper Growth & Income                     25.47      96.46          --           --           --       98.58
   25% Value Line Conv./75% S&P 500           29.54     112.80          --           --           --      118.17

ALLIANCE EQUITY INDEX                         30.65     111.93          --           --           --      111.64    3/1/94
   Lipper S&P 500 Index Funds                 31.06     115.03          --           --           --      114.07
   S&P 500                                    33.36     125.60          --           --           --      127.24

MERRILL LYNCH BASIC VALUE EQUITY                --          --          --           --           --       15.86    5/1/97
   Lipper Growth & Income                       --          --          --           --           --       20.28
   S&P 500                                      --          --          --           --           --       22.55

ALLIANCE COMMON STOCK                         27.33     103.51      141.40       355.99     1,858.66    2,319.51    8/1/68
   Lipper Growth                              24.35      94.70      111.15       321.71     1,602.96    1,659.17
   S&P 500                                    33.36     125.60      151.62       425.67     2,080.13    2,248.74

MFS RESEARCH                                    --          --          --           --           --       14.91    5/1/97
   Lipper Growth                                --          --          --           --           --       21.89
   S&P 500                                      --          --          --           --           --       22.55

International Equity

ALLIANCE GLOBAL                               9.93      45.37       96.31        212.88           --      169.98   8/27/87
   Lipper  Global                            12.99      49.53       93.26        100.58           --       47.66
   MSCI World                                15.76      58.59      104.13        173.03           --      126.45

ALLIANCE INTERNATIONAL                       -4.46         --          --            --           --       13.22    4/3/95
   Lipper International                       5.47         --          --            --           --       35.07
   MSCI EAFE                                  1.78         --          --            --           --       17.83

T. ROWE PRICE
INTERNATIONAL STOCK                            --          --          --            --           --      -2.45     5/1/97
   Lipper International                        --          --          --            --           --       3.41
   MSCI EAFE                                   --          --          --            --           --       2.85

MORGAN STANLEY EMERGING MARKETS EQUITY         --          --          --            --           --     -20.62*   8/20/97
   Lipper Emerging Markets                     --          --          --            --           --       N/A
   MSCI Emerging Market                        --          --          --            --           --     -21.43
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PORTFOLIO
                                                                                                          SINCE    INCEPTION
                                               1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                            -----------------------------------------------------------------------------------
EQUITY SERIES (CONTINUED):

Aggressive Equity

ALLIANCE AGGRESSIVE STOCK                        9.19%    70.55%        85.98%    390.65%       --        781.75%    5/1/84
   Lipper Mid-Cap Growth                        12.11     56.12         59.26     311.80        --        478.26
   50% Russell 2000/50% S&P Mid-Cap             27.31     94.76        120.25     412.08        --        436.52

WARBURG PINCUS
SMALL COMPANY VALUE                                --        --            --         --        --         17.95     5/1/97
   Lipper Small-Cap                                --        --            --         --        --         26.66
   Russell 2000                                    --        --            --         --        --         28.68

ALLIANCE SMALL CAP GROWTH                          --        --            --         --        --         25.46     5/1/97
   Lipper Small-Cap                                --        --            --         --        --         26.66
   Russell 2000 Growth                             --        --            --         --        --         27.66

MFS EMERGING GROWTH COMPANIES                      --        --            --         --        --         21.22     5/1/97
   Lipper Mid-Cap                                  --        --            --         --        --         20.88
   Russell 2000                                    --        --            --         --        --         28.68

ASSET ALLOCATION SERIES:

ALLIANCE CONSERVATIVE INVESTORS                 11.59     37.28         41.63         --        --         87.85    10/2/89
   Lipper Income                                15.51     54.60         73.34         --        --        129.83
   70% Lehman Treas./30% S&P 500                16.71     60.91         75.18         --        --        143.55

EQ/PUTNAM BALANCED                                --         --            --         --        --         13.35     5/1/97
   Lipper Balanced                                --         --            --         --        --         14.79
   40% Lehman Gov't./Corp./60% S&P 500            --         --            --         --        --         17.17

ALLIANCE BALANCED                               13.31     47.14         47.61     175.07        --        281.42     5/1/84
   Lipper Flexible Portfolio                    18.23     61.05         73.02     209.82        --        246.50
   50% Lehman Gov't./Corp./70% S&P 500          21.56     80.14         97.96     583.14        --        376.27

ALLIANCE GROWTH INVESTORS                       15.08     59.04         72.45         --        --        195.62    10/2/89
   Lipper Flexible Portfolio                    18.23     61.05         73.02         --        --        140.59
   30% Lehman Gov't./Corp./70% S&P 500          26.28     98.32        119.42         --        --        205.24

MERRILL LYNCH WORLD STRATEGY                       --        --            --         --        --          3.69     5/1/97
   Lipper Global Flexible Portfolio                --        --            --         --        --          8.52
   Market Composite                                --        --            --         --        --         10.81
-------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 3:
                          YEAR-BY-YEAR RATES OF RETURN

--------------------------------------------------------------------------------------------------------------------------------
                                      1988     1989     1990     1991     1992     1993     1994     1995     1996      1997
                                    --------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                 5.83%    7.66%    6.77%    4.66%    2.05%    1.46%    2.51%    4.20%    3.78%     3.88%

ALLIANCE INTERMEDIATE GOVERNMENT
   SECURITIES                           --       --       --    10.85*    4.06     8.98    -5.76    11.69     2.26      5.74

ALLIANCE QUALITY BOND                   --       --       --       --       --    -0.87*   -6.47    15.33     3.82      7.56

ALLIANCE HIGH YIELD                   8.14     3.61    -2.53    22.66    10.68    21.36    -4.19    18.18    21.09     16.75

ALLIANCE GROWTH & INCOME                --       --       --       --       --    -0.62*   -2.01    22.28    18.34     24.92

ALLIANCE EQUITY INDEX                   --       --       --       --       --       --    -0.14*   34.51    20.60     30.65

ALLIANCE COMMON STOCK                21.50    24.06    -9.28    35.80     1.71    23.00    -3.56    30.52    22.45     27.33

ALLIANCE GLOBAL                       9.27    24.90    -7.42    28.66    -1.96    30.21     3.71    17.10    12.93      9.93

ALLIANCE INTERNATIONAL                  --       --       --       --       --       --       --     9.51*    8.21     -4.46

ALLIANCE AGGRESSIVE STOCK            -0.50    42.71     5.61    84.36    -4.58    15.05    -5.21    29.72    20.40      9.19

ALLIANCE SMALL CAP
  GROWTH                                --       --       --       --       --       --       --       --       --     25.46*

ALLIANCE CONSERVATIVE
  INVESTORS                             --     2.72*    4.86    18.11     4.26     9.16    -5.49    18.66     3.67     11.59

ALLIANCE BALANCED                    13.22    24.58    -1.44    40.01    -4.26    10.67    -9.36    18.01    10.04     13.31

ALLIANCE GROWTH
  INVESTORS                             --     3.62*    9.01    46.75     3.41    13.59    -4.55    24.54    10.96     15.08

T. ROWE PRICE
  INTERNATIONAL STOCK
  PORTFOLIO                             --       --       --       --       --       --       --       --       --     -2.45*

T. ROWE PRICE EQUITY
  INCOME PORTFOLIO                      --       --       --       --       --       --       --       --       --     20.92*

EQ/PUTNAM GROWTH &
  INCOME VALUE PORTFOLIO                --       --       --       --       --       --       --       --       --     15.07*

EQ/PUTNAM BALANCED
  PORTFOLIO                             --       --       --       --       --       --       --       --       --     13.35*

MFS RESEARCH PORTFOLIO                  --       --       --       --       --       --       --       --       --     14.91*

MFS EMERGING GROWTH COMPANIES
   PORTFOLIO                            --       --       --       --       --       --       --       --       --     21.22*

MORGAN STANLEY EMERGING MARKETS
   EQUITY PORTFOLIO                     --       --       --       --       --       --       --       --       --    -20.62*

WARBURG PINCUS SMALL COMPANY VALUE
  PORTFOLIO                             --       --       --       --       --       --       --       --       --     17.95*

MERRILL LYNCH WORLD STRATEGY
  PORTFOLIO                             --       --       --       --       --       --       --       --       --      3.69*

MERRILL LYNCH BASIC VALUE
  EQUITY PORTFOLIO                      --       --       --       --       --       --       --       --       --     15.86*

-------------------
* Unannualized

--------------------------------------------------------------------------------

The performance data in Tables 4 and 5 illustrate the growth of an investment, and the average annual total return of the Investment Funds, respectively, over the periods shown assuming a single initial contribution of $1,000 and termination of the Roth Advantage Contract at the end of each period on December 31, 1997, under circumstances in which the contingent withdrawal charge applies. The values shown are also net of all other charges and expenses assessed against the Investment Funds. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation further assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or additional contributions were made, no loans, and no amounts were allocated to any other Investment Fund under the Contract.

In order to calculate the performance information, we divide the termination value (defined below) of a Contract which is terminated on December 31, 1997 by the $1,000 investment made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding. "Termination value" means the Annuity Account Value less the contingent withdrawal charge, the annual administrative charge and all other charges and expenses which are applied against an Investment Fund. See "Part 7: Deductions and Charges" in the Prospectus.

                                    TABLE 4:
         GROWTH OF $1,000 FOR CONTRACTS TERMINATED ON DECEMBER 31, 1997:

-------------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                         --------------------------------------------------------------------------------------
                                                ONE             THREE            FIVE              TEN        SINCE PORTFOLIO
INVESTMENT FUND                                YEAR             YEARS            YEARS            YEARS         INCEPTION*
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                          963.04           992.30           973.10         1,187.95                  --

Alliance Intermediate Government
   Securities                                  980.26         1,069.88         1,037.72               --            1,216.25

Alliance Quality Bond                          997.16         1,146.98               --               --            1,017.41
Alliance High Yield                          1,084.16         1,514.74         1,698.31         2,357.62            --
Alliance Growth & Income                     1,164.22         1,646.11               --               --            1,552.72
Alliance Equity Index                        1,220.38         1,947.89               --               --            1,911.03
Alliance Common Stock                        1,187.85         1,866.17         2,143.45         3,898.31                  --
Alliance Global                              1,019.13         1,306.18         1,725.08         2,623.61                  --
Alliance International                         885.73            --               --               --               1,007.38
Alliance Aggressive Stock                    1,012.29         1,548.59         1,623.95         4,303.12                  --
Alliance Small Cap Growth                          --               --               --               --            1,115.61
Alliance Conservative Investors              1,034.51         1,228.45         1,201.97               --            1,572.62
Alliance Balanced                            1,050.51         1,323.12         1,256.23         2,310.16                  --
Alliance Growth Investors                    1,067.81         1,437.53         1,493.30               --            2,579.05
T. Rowe Price International Stock
   Portfolio                                       --               --               --               --              939.33

T. Rowe Price Equity Income Portfolio              --               --               --               --            1,087.01

E/Q Putnam Growth &
   Income Value Portfolio                          --               --               --               --            1,049.71
E/Q Putnam Balanced Portfolio                      --               --               --               --            1,038.65

MFS Research Portfolio                             --               --               --               --            1,048.68

MFS Emerging Growth Companies Portfolio            --               --               --               --            1,088.92

Morgan Stanley Emerging Markets Equity
   Portfolio                                       --               --               --               --              897.83
Warburg Pincus Small Company Value
   Portfolio                                       --               --               --               --            1,068.15

Merrill Lynch World Strategy Portfolio             --               --               --               --              978.48
Merrill Lynch Basic Value Equity
   Portfolio                                       --               --               --               --            1,054.83

--------------------------------------------------------------------------------
* Portfolio inception dates are shown in Tables 1 and 2.

                                    TABLE 5:
  AVERAGE ANNUAL TOTAL RETURN UNDER CONTRACTS TERMINATED ON DECEMBER 31, 1997:
--------------------------------------------------------------------------------

                                                                      LENGTH OF INVESTMENT PERIOD
                                         --------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                               ONE          THREE          FIVE          TEN        SINCE FUND    PORTFOLIO
INVESTMENT FUND                               YEAR          YEARS         YEARS         YEARS       INCEPTION*   INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                        -3.70%         -0.26%        -0.54%         1.74%            --           --

Alliance Intermediate Government
   Securities                                -1.97%          2.28%         0.74%           --           0.86%        2.94%

Alliance Quality Bond                        -0.28%          4.68%           --            --           0.74%        0.41%
Alliance High Yield                           8.42%         14.85%        11.17%         8.96%          8.81%          --
Alliance Growth & Income                     16.42%         18.07%           --            --          12.05%       10.91%
Alliance Equity Index                        22.04%         24.89%           --            --          20.36%       18.39%
Alliance Common Stock                        18.79%         23.12%        16.47%           --             --           --
Alliance Global                               1.91%          9.31%        11.52%        10.13%            --           --
Alliance International                      -11.43%         --            --            --             -1.58%        0.27%
Alliance Aggressive Stock                     1.23%         15.69%        10.18%        15.71%            --           --
Alliance Small Cap Growth                       --             --            --            --           5.94%       17.79%
Alliance Conservative Investors               3.45%          7.10%         3.75%           --             --         5.64%
Alliance Balanced                             5.05%          9.78%         4.67%         8.73%            --           --
Alliance Growth Investors                     6.78%         12.86%         8.35%        --              7.57%       12.17%
T. Rowe Price International Stock
   Portfolio                                 --             --            --            --            -12.04%       -8.94%
T. Rowe Price Equity Income Portfolio        --             --            --            --              8.07%       13.30%
E/Q Putnam Growth &
   Income Value Portfolio                    --             --            --            --              1.04%        8.32%
E/Q Putnam Balanced Portfolio                --             --            --            --              2.23%        5.84%
MFS Research Portfolio                       --             --            --            --              0.96%        7.37%
MFS Emerging Growth Companies Portfolio      --             --            --            --              4.34%       13.60%
Morgan Stanley Emerging Markets Equity
   Portfolio                                 --             --            --            --            -25.46%      -25.45%
Warburg Pincus Small Company Value
   Portfolio                                 --             --            --            --              3.45%       10.37%
Merrill Lynch World Strategy Portfolio       --             --            --            --             -7.73%       -3.20%

Merrill Lynch Basic Value Equity
   Portfolio                                 --             --            --            --              1.04%        8.32%

-------------------
 * Fund inception dates are: Alliance Money Market (5/11/82), Alliance Intermediate Government Securities (6/1/94), Alliance Quality Bond (1/4/94), Alliance High Yield (1/4/94), Alliance Growth & Income (1/4/94), Alliance Equity Index (6/1/94), Alliance Common Stock (8/27/81), Alliance Global (1/4/94), Alliance International (9/1/95), Alliance Growth Investors (1/4/94), Alliance Aggressive Stock (5/1/84), Alliance Small Cap Growth (6/2/97), Alliance Conservative Investors (1/4/94), Alliance Balanced (5/1/84), T. Rowe Price International Stock (6/2/97), T. Rowe Price Equity Income (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), EQ/Putnam Balanced (6/2/97), MFS Research (6/2/97), MFS Emerging Growth Companies (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), Warburg Pincus Small Company Value (6/2/97), Merrill Lynch World Strategy (6/2/97), Merrill Lynch Basic Value Equity (6/2/97).

** Portfolio inception dates are shown in Tables 1 and 2.

--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and HRT or EQAT and may present the performance of the Investment Funds or compare it with
(1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are described elsewhere in this prospectus, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of over 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors over 2,500 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Contract Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times and The Wall Street Journal.

WITH RESPECT TO EQUI-VEST ROTH ADVANTAGE, THE FOLLOWING DISCUSSION REPLACES THE DISCUSSION UNDER "CHARGES TO INVESTMENT FUNDS" ON PAGE 56 OF THE PROSPECTUS:

            We make a daily charge at the effective annual rate of 1.45% against the assets held in each of the Investment Funds. This charge is reflected in the Accumulation Unit Values for the particular
            Investment Fund and covers mortality and expense risk charges of 1.20% and expenses of 0.25%.

            The mortality and expense risk and death benefit charge is comprised of 0.65% for mortality risk, including guaranteed death benefits, and 0.55% for expense risk, although the allocation of these charges may vary. We assume a mortality risk by (a) our obligation to pay a death benefit that will not be less than the total value of all contributions made (less any applicable taxes) adjusted for total withdrawals, (b) our obligation to make annuity payments for the life of the Annuitant under guaranteed fixed annuity options, regardless of the Annuitant's longevity, (c) our guarantees relating to annuity purchase rates, the actuarial basis for which can be changed only for new contributions and only on the fifth anniversary of the Contract Date and every five years thereafter, and (d) our obligation to waive the contingent withdrawal charge upon the payment of a death benefit.

            The expense risk we assume is the risk that, over time, our actual expense of administering the Contracts, including financial accounting, may exceed the amounts realized from the expense charge and the annual administrative expense charge. Part of the mortality and expense risk charge may be considered to be an indirect reimbursement for certain sales and promotional expenses relating to the Contracts to the extent that the charge is not needed to meet the actual expenses incurred.

            The charge for expenses, together with the annual administrative charge described below, is designed to reimburse us for our costs in providing administrative services in connection with the Contracts.

            Maximum Total Separate Account Charges


            We may change the annual rate of the daily asset charge imposed on the amounts held in the Investment Funds comprising the Separate Account. We may increase or decrease the 1.45% total Separate Account charge currently applicable, but may not increase the total charge above a maximum annual rate of 2.00%. Any increase would only be made upon advance notice to you and would apply only to contributions made after the date of the change. Changes, if any, would reflect differences in costs and anticipated expenses, and would not be unfairly discriminatory.

THE FOLLOWING SENTENCE REPLACES THE FIRST SENTENCE OF THE THIRD PARAGRAPH OF THE DISCUSSION UNDER "CONTINGENT WITHDRAWAL CHARGE" ON PAGE 57 OF THE PROSPECTUS:


            We reserve the right to change the amount of the contingent withdrawal charge for future contributions, but it will never exceed 8% of the amount withdrawn attributable to contributions made during the current and eleven Contract Years prior to the withdrawal.


THE FOLLOWING IS ADDED AT THE END OF THE DISCUSSION UNDER "CONTINGENT WITHDRAWAL CHARGE" ON PAGE 57 OF THE PROSPECTUS:


            Subject to regulatory approval, Equitable Life may allow certain owners of EQUI-VEST Roth IRA Contracts purchased prior to July 20, 1998 to exchange their Contracts for a Roth Advantage Contract. Any contingent withdrawal charge otherwise applicable to the EQUI-VEST Roth IRA Contract surrendered in exchange for a Roth Advantage
            Contract would be waived. The proposed exchange offer would be limited to persons holding EQUI-VEST Roth IRA Contracts purchased prior to July 20, 1998 with either (1) non-rollover contributions or
            (2) rollover contributions from any source other than an Equitable Life variable annuity contract. If you purchase an EQUI-VEST Roth IRA Contract, rather than a Roth Advantage Contract, after July 20, 1998, you will not be eligible to participate in the proposed exchange offer.

THE FOLLOWING REPLACES THE LAST TWO "BULLETS" AND THE LEAD-IN SENTENCE AT THE END OF PAGE 57 OF THE PROSPECTUS UNDER "CONTINGENT WITHDRAWAL CHARGE - EXCEPTIONS TO THE CONTINGENT WITHDRAWAL CHARGE":


            Additionally, a withdrawal charge will not apply to a Roth Advantage Contract upon any of the following events:

            o the Annuitant has completed at least five Contract Years and has attained age 59 1/2;

            o during any Contract Year in which the amount withdrawn is less than or equal to 25% of the Annuity Account Value at the time the withdrawal is requested minus any amount previously withdrawn during that Contract Year, provided that the withdrawal is used to pay specified higher education expenses as defined in the Code and subject to receipt of evidence satisfactory to us that such withdrawal is in fact for such purpose;

            o the Annuitant has completed at least five Contract Years, and the withdrawal, up to a $10,000 maximum, is a "qualified first-time homebuyer distribution" (as defined in the Code), subject to receipt of evidence satisfactory to us that such withdrawal is in fact for such purpose; or

            o a request is made for a refund of a contribution in excess of amounts allowed to be contributed under the Code within one month of the date on which the contribution is made.